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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          __________________________

                                   FORM 8-K

       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 9, 2000

                               GSI LUMONICS INC.
            (Exact name of registrant as specified in its charter)


                         Commission File No. 333-71449


      NEW BRUNSWICK, CANADA                          38-1859358
     (Jurisdiction of incorporation                  (I.R.S. Employer
     or organization)                                Identification No.)

     105 SCHNEIDER ROAD, KANATA, ONTARIO, CANADA      K2K 1Y3
     (Address of principal executive offices)        (Zip Code)

                                (613) 592-1460
              Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.


               On February 28, 2000, GSI Lumonics received a private ruling from the Internal Revenue Service that:

      . the transfer of General Scanning, Inc. common stock by US persons, in last year's merger of one of our subsidiaries into that company, in exchange for shares of GSI Lumonics qualified for an exception to section 367 of the Internal Revenue Code of 1986, as amended (the "Code"); and

      . any US person transferring General Scanning, Inc. shares in the merger who is a "5-percent transferee shareholder" (that is, a shareholder who was a 5% shareholder of GSI Lumonics immediately after the merger, as further defined in Treasury Regulations) will qualify for the exception to section 367 only on entering into a 5-year gain recognition agreement.

The above rulings were based upon certain representations we made to the IRS concerning the facts of the merger. The IRS did not express an opinion as to whether the merger otherwise qualifies as a reorganization under Code section
368. However, we believe that the merger should be eligible for nonrecognition of gain treatment to a former General Scanning shareholder who exchanged shares of General Scanning common stock for shares of GSI Lumonics common shares in the merger (assuming that, in the case of any 5-percent transferee shareholder, as defined by Treasury Regulations, the shareholder enters into a 5-year gain recognition agreement with the IRS). We intend to comply with certain reporting requirements imposed by Treasury Regulations under Code section 367 as a precondition to the availability of the exception to application of the gain recognition rule of Code section 367.

  Please refer to the section of the Proxy Statement / Prospectus we filed with the Securities and Exchange Commission on Form S-4 on February 11, 1999 entitled, "United States Federal Income Tax Consequences," for a more complete discussion of the tax consequences of the merger. Shareholders should consult with their own tax advisors as to the particular tax consequences to them from the merger.

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GSI Lumonics Inc.
                                           -----------------
                                             (Registrant)


Date__________________                     By_______________________
                                             Name:
                                             Title:

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